EXHIBIT 99.9
SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

AVAYA HOLDINGS CORP.
RESTRUCTURING TERM SHEET
This term sheet (the “Restructuring Term Sheet”) sets forth the principal terms of a restructuring (the “Restructuring”) and certain related transactions concerning the Company (as defined herein). This Restructuring Term Sheet is not legally binding, is not a complete list of all terms and conditions of the potential transactions described herein, is subject to material change, and is being distributed for discussion purposes only.
Subject in all respects to the terms of the Restructuring Support Agreement to which this Restructuring Term Sheet is attached (the “Restructuring Support Agreement”), the Restructuring will be consummated through prepackaged or prearranged cases commenced by the Company under chapter 11 (collectively, the “Chapter 11 Cases”) of title 11 of the United States Code, 11 U.S.C. §§ 101–1532 (the “Bankruptcy Code”), in the United States Bankruptcy Court for the [Southern District of New York] (the “Bankruptcy Court”). Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Restructuring Support Agreement.
Without limiting the generality of the foregoing, this Restructuring Term Sheet and the undertakings contemplated herein are subject in all respects to the negotiation, execution, and delivery of definitive documentation acceptable to the Company and the Requisite Consenting Creditors. This Restructuring Term Sheet is proffered in the nature of a settlement proposal in furtherance of settlement discussions. Accordingly, this Restructuring Term Sheet and the information contained herein are entitled to protection from any use or disclosure to any party or person pursuant to Rule 408 of the Federal Rules of Evidence and any other applicable rule, statute, or doctrine of similar import protecting the use or disclosure of confidential settlement discussions. Until publicly disclosed upon the prior written agreement of the Company, this Restructuring Term Sheet shall remain strictly confidential and may not be shared with any other party or person (other than the Consenting Creditors) without the consent of the Company.
The regulatory, tax, accounting, and other legal, and financial matters and effects related to the Restructuring or any related restructuring or similar transaction have not been fully evaluated and any such evaluation may affect the terms and structure of any Restructuring or related transactions.

THIS RESTRUCTURING TERM SHEET DOES NOT CONSTITUTE (NOR SHALL IT BE CONSTRUED AS) AN OFFER WITH RESPECT TO ANY SECURITIES OR A SOLICITATION OF ACCEPTANCES OR REJECTIONS AS TO ANY PLAN OF REORGANIZATION, IT BEING UNDERSTOOD THAT SUCH A SOLICITATION, IF ANY, ONLY WILL BE MADE IN COMPLIANCE WITH APPLICABLE LAW.

The Parties
Company	Avaya Holdings Corp. (“HoldCo”) and those of its subsidiaries identified in Exhibit 1 attached hereto (collectively, and together with HoldCo, the “Company”).
Reorganized HoldCo	“Reorganized HoldCo” means HoldCo immediately after consummation of the Restructuring.
Reorganized Company	“Reorganized Company” means the Company immediately after consummation of the Restructuring.
Summary of Prepetition Obligations and Interests

KE 44794844.2
NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Domestic ABL Facility
The facility under that certain Amended and Restated Credit Agreement dated as of October 26, 2007 (as the same may have been amended, modified, supplemented, or amended and restated from time to time) among Avaya Inc., as borrower, Citicorp USA, Inc. as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended, the “Domestic ABL Facility”).
As of January 15, 2017, obligations outstanding under the Domestic ABL Facility (collectively, the “Domestic ABL Obligations”) total approximately $[55] million plus accrued and unpaid interest.

Foreign ABL Facility
The facility under that certain Credit Agreement dated as of June 4, 2015 (as the same may have been amended, modified, supplemented, or amended and restated from time to time) among Avaya Canada Corp., Avaya International Sales Limited, Avaya Deutschland GMBH and Avaya GMBH & Co. KG, the several foreign guarantors, Citibank, N.A., as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended, the “Foreign ABL Facility”).
As of January 15, 2017, obligations outstanding under the Foreign ABL Facility (collectively, the “Foreign ABL Obligations”) total approximately $[50] million plus accrued and unpaid interest.

Cash Flow Credit Facility
The facility under that certain Third Amended and Restated Credit Agreement dated as of October 26, 2007 (as the same may have been amended, modified, supplemented, or amended and restated from time to time) among Avaya Inc., as borrower, Citibank, N.A., as administrative agent and collateral agent, and each of the lenders from time to time party thereto (as amended, the “Cash Flow Credit Facility”).
As of January 15, 2017, obligations outstanding under the Cash Flow Credit Facility (collectively, the “Cash Flow Credit Facility Obligations”) total approximately $[3,235] million plus accrued and unpaid interest, consisting of: (i) $[616] million outstanding in Term B-3 loans maturing October 26, 2017, (ii) $[1] million outstanding in Term B-4 loans maturing October 26, 2017, (iii) $[537] million outstanding in Term B-6 loans maturing March 31, 2018, and (iv) $[2,081] million outstanding in Term B-7 loans maturing May 29, 2020.

7.0% Senior Secured Notes
“7.0% Senior Secured Notes” means the 7.00% Senior Secured Notes due April 1, 2019 issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “7.0% Senior Secured Notes Indenture”), dated as of February 11, 2011, among Avaya Inc., as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of January 15, 2017, obligations outstanding under the 7.0% Senior Secured Notes and the 7.0% Senior Secured Notes Indenture (collectively, the “7.0% Senior Secured Obligations”) total approximately $[1,009] million plus accrued interest.

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

9.0% Senior Secured Notes
“9.0% Senior Secured Notes” means the 9.00% Senior Secured Notes due April 1, 2019 (together with the 7.0% Senior Secured Notes, the “First Lien Notes”) issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “9.0% Senior Secured Notes Indenture”), dated as of December 21, 2012, among Avaya Inc., as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of January 15, 2017, obligations outstanding under the 9.0% Senior Secured Notes and the 9.0% Senior Secured Notes Indenture (collectively, the “9.0% Senior Secured Obligations” and, together with the 7.0% Senior Secured Obligations, the “First Lien Notes Obligations”) total approximately $[290] million plus accrued and unpaid interest.

First Lien Debt	“First Lien Debt” means the Cash Flow Credit Facility Obligations and the First Lien Notes Obligations.
Second Lien Notes
The 10.50% Senior Secured Notes due March 1, 2021 (the “Second Lien Notes”) issued under that certain indenture (as the same may have been amended, modified, supplemented, or amended and restated from time to time, the “Second Lien Indenture”), dated as of March 7, 2013, among Avaya Inc., as issuer, the guarantors party thereto, and The Bank of New York Mellon Trust Company, N.A., as trustee and notes collateral agent.
As of January 15, 2017, obligations outstanding under the Second Lien Notes and the Second Lien Indenture (collectively, the “Second Lien Notes Obligations”) total approximately $[1,384] million plus accrued and unpaid interest.

Other Secured Claims
“Other Secured Claims” means any secured claim against the Company, other than: (a) Domestic ABL Obligations; (b) First Lien Debt; (c) Second Lien Notes Obligations; (d) Foreign ABL Obligations; or (e) the DIP Facility (as defined herein).

Legacy Liabilities
“Legacy Liabilities” mean: (a) liabilities arising from (i) the Avaya Pension Plan; and (ii) the Avaya Pension Plan for Salaried Employees; (b) other, non-pension post-retirement benefit plans (collectively, “OPEB Liabilities”); and (c) Avaya Inc.’s support obligations under certain letter agreements between Avaya Inc. and certain non-debtor affiliates, including that certain letter agreement between Avaya Inc. and Avaya International Sales Limited (Ireland), dated January 16, 2016 (collectively, the “Comfort Letter Obligations”).

General Unsecured Claims
“General Unsecured Claims” means any prepetition, general unsecured claim against the Company, including claims held by non-debtor subsidiaries of HoldCo; provided that General Unsecured Claims shall not include any deficiency claim arising from First Lien Debt or the Second Lien Notes Obligations.

Existing HoldCo Equity	“Existing HoldCo Equity” means the equity securities of HoldCo.
The Restructuring; Plan

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Chapter 11 Cases
The Company shall implement the Restructuring by commencing the Chapter 11 Cases in the Bankruptcy Court no earlier than January [__], 2017, and pursuing a chapter 11 plan of reorganization, which shall be in the form of a prepackaged or prearranged plan of reorganization, materially consistent in all respects with this Restructuring Term Sheet and otherwise reasonably acceptable to the Company and the Requisite Consenting Creditors (the “Plan”).
The Company will use commercially reasonable efforts to confirm and consummate the Plan.

Consideration for Distribution
Consideration to be distributed pursuant to the Restructuring will consist of, as and to the extent applicable: (a) Reorganized HoldCo Equity (as defined herein); (b) New Debt (as defined herein); and (c) proceeds, if any, of the Exit Facility (as defined herein), following repayment of the DIP Facility (as defined herein).

Cash Collateral / DIP Facility
Upon the commencement of the Chapter 11 Cases, the Company shall seek entry of interim and final orders approving a debtor-in-possession financing facility (the “DIP Facility”) under section 364 of the Bankruptcy Code and use of cash collateral on the terms and conditions set forth in the term sheet attached to the Restructuring Support Agreement as Exhibit [_] thereto (the “DIP Term Sheet”) and otherwise acceptable in all respects to the Company and the Requisite Consenting Creditors. Subject to the Restructuring Support Agreement, none of the Consenting Creditors shall object, on any grounds, to the terms, conditions, nature or amount of the DIP Facility, except to the extent that such terms, conditions, nature or amount are materially inconsistent in any respect from those contained in this Restructuring Term Sheet or the DIP Term Sheet.

Exit Facility
“Exit Facility” means a term loan and/or revolving credit facility in an amount up to $[___] million (including letter of credit capacity) to be entered into by the Reorganized Company in connection with the consummation of the Restructuring. The Exit Facility shall be on terms materially consistent in all respects with this Restructuring Term Sheet and otherwise reasonably acceptable to the Company and the Requisite Consenting Creditors.
The Exit Facility shall be secured by substantially all of the Reorganized Company’s assets, subject to customary exclusions and exceptions; provided that liens securing the Exit Facility shall be junior to liens securing New Debt with respect to Cash Flow Priority Collateral.

New Debt
“New Debt” means indebtedness other than the Exit Facility issued or incurred by the Reorganized Company, in the form of term loans and/or notes, in an amount not less than $[1,898] million at a weighted average cash interest rate of [8.0]%, with a [7] year tenor, and on terms materially consistent in all respects with this Restructuring Term Sheet and otherwise reasonably acceptable to the Company and the Requisite Consenting Creditors.
The New Debt shall be secured by substantially all of the Reorganized Company’s assets, subject to customary exclusions and exceptions; provided that liens securing the New Debt shall be junior to liens securing the Exit Facility with respect to ABL Priority Collateral.

Reorganized HoldCo Equity	“Reorganized HoldCo Equity” means the equity securities of Reorganized HoldCo to be issued upon the Effective Date.
Definitive Documents
The material documents implementing the Restructuring (collectively, the “Definitive Documents”) shall be materially consistent in all respects with this Restructuring Term Sheet and otherwise acceptable in all respects to the Company and the Requisite Consenting Creditors.

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Treatment of Claims/Interests
The Plan shall provide for the following treatment of claims against, and interests in, the Company:
(a) Allowed administrative, priority, and priority tax claims will be paid in full, in cash, upon the Effective Date or as soon as reasonably practicable thereafter.

(b) Other Secured Claims: in full and final satisfaction of such claims, each such holder shall receive at the Reorganized Company’s discretion: (i) payment in full in cash of the unpaid portion of such Other Secured Claim on the Effective Date or as soon thereafter as reasonably practicable (or if payment is not then due, shall be paid in accordance with its terms in the ordinary course); (ii) reinstatement of such Other Secured Claim; (iii) the Company’s interest in the collateral securing such claim; or (iv) such other treatment rendering such claims unimpaired.

(b) DIP Facility Claims:  in full and final satisfaction of such claims, the DIP Facility Claims shall be paid in full, in cash.
(c) Domestic ABL Facility Obligations: in full and final satisfaction of such claims, the Domestic ABL Facility Obligations shall be paid, in full, with proceeds from the DIP Facility.
(d) Foreign ABL Obligations:  in full and final satisfaction of such claims, the Foreign ABL Facility Obligations shall be paid, in full, with proceeds from the DIP Facility.
(e) Cash Flow Credit Facility Obligations: in full and final satisfaction of such claims (including with respect to any deficiency claims or adequate protection claims arising in connection with the DIP Facility), the Cash Flow Credit Facility Obligations shall receive, ratably with the First Lien Notes Obligations: (x) the New Debt (which shall not be less than $1,898 million in the aggregate); and (y) 65% of the Reorganized HoldCo Equity, subject to dilution by the MEIP (the “First Lien Equity Distribution”); provided that if the amount drawn under the Exit Facility is less than $602 million as of the Effective Date, there will be a dollar-for-dollar increase in the principal amount of the New Debt, and the First Lien Equity Distribution will be decreased ratably, at a rate of 0.025% per $1 million of such additional New Debt.
(f) First Lien Notes Obligations: in full and final satisfaction of such claims (including with respect to any deficiency claims or adequate protection claims arising in connection with the DIP Facility), the First Lien Notes Obligations shall receive, ratably with the Cash Flow Credit Facility Obligations: (x) the New Debt (which shall not be less than $1,898 million in the aggregate); and (y) First Lien Equity Distribution; provided that if the amount drawn under the Exit Facility is less than $602 million as of the Effective Date, there will be a dollar-for-dollar increase in the principal amount of the New Debt, and the First Lien Equity Distribution will be decreased ratably, at a rate of 0.025% per $1 million of such additional New Debt.

(g) Second Lien Notes Obligations: in full and final satisfaction of such claims (including with respect to any deficiency claims), the Second Lien Notes Obligations shall receive 35% of the Reorganized HoldCo Equity, subject to dilution by the MEIP (the “Second Lien Equity Distribution”); provided, that if the aggregate principal amount of the New Debt to be distributed on account of the First Lien Debt is increased as set forth in (e) and (f) above, the Second Lien Equity Distribution will be increased ratably, at a rate of 0.025% per $1 million of such additional New Debt.

(h) Legacy Liabilities: the Legacy Liabilities shall be unimpaired.

(i) General Unsecured Claims: General Unsecured Claims shall be unimpaired.

(j) Existing HoldCo Equity: Existing HoldCo Equity shall receive no recovery.

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Professional Fee Escrow
The Plan shall require the establishment of a professional fee escrow account (the “Professional Fee Escrow”) to be funded with cash in the amount equal to the Professional Fee Reserve Amount (as defined herein). It shall be a condition precedent to the substantial consummation of the Plan that the Company shall have funded the Professional Fee Escrow in full in cash in an amount equal to the Professional Fee Reserve Amount.
The Professional Fee Escrow shall be maintained in trust solely for the benefit of professionals retained by the Company or any official committee appointed in the Chapter 11 Cases (each a “Professional,” and collectively, the “Professionals”). The Professional Fee Escrow shall not be considered property of the Company or its estates, and no liens, claims, or interests shall encumber the Professional Fee Escrow, or funds held in the Professional Fee Escrow, in any way.
The “Professional Fee Reserve Amount” shall consist of the total amount of unpaid compensation and unreimbursed expenses incurred by Professionals retained by the Company or any official committee through and including the Effective Date, in each case as determined in good faith by the applicable Professional.

Consenting Creditors’ Professionals
The Company shall pay the fees and expenses of the Consenting Creditors’ Professionals (as defined herein) on a current basis, in accordance with the Restructuring Support Agreement and in accordance with any letter agreements entered into between the Company and such Consenting Creditors’ Professionals (as supplemented and/or modified by the Restructuring Support Agreement).
“Consenting Creditors’ Professionals” means (i) Stroock & Stroock & Lavan LLP, as lead counsel to the Consenting Creditors, and (ii) Rothschild Inc., as financial advisor to the Consenting Creditors.

Milestones
The Restructuring contemplated herein shall be effectuated in accordance with the following milestones, in each case subject to a [5] business day cure period in favor of the Company:
a)    Commencement of the Chapter 11 Cases shall have occurred no earlier than January [__], 2017 (the “Petition Date”).
b)    The Interim DIP Order shall have been entered no later than [3] days following the Petition Date.
c)    The Final DIP Order shall have been entered no later than [35] days following the Petition Date.
d)    [The order approving the Restructuring Support Agreement shall have been entered no later than [45] days following the Petition Date.]
e)    The Debtors shall have filed the Plan and Disclosure Statement no later than [60] days following the Petition Date.
f)    The Disclosure Statement Order shall have been entered no later than [110] days following the Petition Date.
g)    The Confirmation Order shall have been entered no later than [160] days following the Petition Date.
h)    The Effective Date shall have occurred no later than [180] days following the Petition Date.

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Conditions Precedent
The Plan shall contain customary conditions precedent to confirmation of the Plan and the Effective Date, including among others:
a)    the Plan and Definitive Documents shall be in form and substance materially consistent in all respects with this Restructuring Term Sheet and otherwise acceptable in all respects to the Company and the Requisite Consenting Creditors;
b)    the Bankruptcy Court shall have entered an order confirming the Plan in form and substance materially consistent in all respects with this Restructuring Term Sheet and otherwise acceptable in all respects to the Company and the Requisite Consenting Creditors, and such order shall not have been stayed or modified or vacated on appeal and shall have become a final order (provided that the requirement that such order shall have become a final order may be waived by the Company and the Requisite Consenting Creditors);
c)    all of the schedules, documents, supplements, and exhibits to the Plan shall be in form and substance materially consistent in all respects with this Restructuring Term Sheet and otherwise acceptable in all respects to the Company and the Requisite Consenting Creditors;
d)    the Restructuring Support Agreement shall be in effect and shall not have been terminated;
e)    the conditions precedent to entry into the Exit Facility shall have been satisfied or shall be satisfied contemporaneously with the occurrence of the Effective Date;
f)    the Professional Fee Escrow shall have been established and funded in cash as provided herein; and
g)    the fees and expenses of the Consenting Creditors’ Professionals shall have been paid in full.

Other Provisions
Employee and Retiree Benefits
As of the Effective Date, the Reorganized Company shall: (a) honor and maintain the Avaya Pension Plan and the Avaya Pension Plan for Salaried Employees in accordance with applicable non-bankruptcy law; (b) assume the Comfort Letter Obligations; and (c) continue their non-pension post‑retirement benefit obligations in accordance with, and subject to, their terms and applicable non-bankruptcy law, provided that the Reorganized Company reserves all rights to terminate all benefit obligations after the Effective Date.

CBAs
[On the Effective Date, the Reorganized Company shall assume: (a) that certain [Collective Bargaining] Agreement by and between Avaya Inc. and certain locals of the International Brotherhood of Electrical Workers, dated as of May 24, 2009 (as the same may have been amended, modified, or supplemented from time to time); and (b) that certain [Collective Bargaining] Agreement by and between Avaya Inc. and certain locals of the Communications Workers of America, dated as of May 25, 2009 (as the same may have been amended, modified, or supplemented from time to time).]

Employment Agreements / Other Compensation Programs
[The Plan shall provide that the Reorganized Company will (a) assume each of those certain employment and retention agreements, incentive plans, and compensation and severance plans identified on Exhibit 2 attached hereto, and (b) honor all obligations related thereto.]

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Management Equity Incentive Plan
The Board of Directors of the Reorganized Company (the “New Board”) will be authorized to implement a management equity incentive plan (the “MEIP”) that provides for the issuance of options and/or other equity-based compensation to the management of the Reorganized Company. Up to [10]% of the Reorganized HoldCo Equity, on a fully diluted basis, shall be reserved for issuances in connection with the MEIP.
The participants in the MEIP, the allocations of the options and other equity-based compensation to such participants (including the amount of allocations and the timing of the grant of the options and other equity-based compensation), and the terms and conditions of such options and other equity-based compensation (including vesting, exercise prices, base values, hurdles, forfeiture, repurchase rights and transferability) shall be determined by the New Board in its sole discretion.

Tax Attributes
To the extent reasonably practicable, the Restructuring shall be structured in a manner which minimizes any current cash taxes payable as a result of the consummation of the Restructuring, and the terms of the Restructuring contemplated by this Restructuring Term Sheet shall be structured to maximize the favorable tax attributes of the Reorganized Company going forward.

Reorganized HoldCo Corporate Governance	To be discussed.
Releases, Exculpation, Injunction	The Plan and/or the Definitive Documents, as applicable, shall provide for customary release, exculpation, and injunction provisions acceptable to the Company and the Requisite Consenting Creditors.
Indemnification
[The Company’s indemnification provisions currently in place (whether in the bylaws, certificates of incorporation, or employment contracts) for current and former directors, officers, employees, managing agents, and professionals and their respective affiliates will be assumed by the Reorganized Company and not modified in any way by the Restructuring or the transactions contemplated thereby.]

Fiduciary Duties
Notwithstanding anything to the contrary herein, nothing in this Restructuring Term Sheet shall require the Company, or any directors or officers of the Company, including with respect to each HoldCo subsidiary, to take or refrain from taking any action in a manner contrary to its or their fiduciary duties under applicable law.

*    *    *    *    *    *

NY 76478816

EXHIBIT 99.9
SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Exhibit 1
Company

1.	Avaya Inc.

2.	Avaya CALA Inc.

3.	Avaya EMEA Ltd.

4.	Avaya Federal Solutions, Inc.

5.	Avaya Holdings Corp.

6.	Avaya Holdings LLC

7.	Avaya Holdings Two, LLC

8.	Avaya Integrated Cabinet Solutions Inc.

9.	Avaya Management Services Inc.

10.	Avaya Services Inc.

11.	Avaya World Services Inc.

12.	Octel Communications LLC

13.	Sierra Asia Pacific Inc.

14.	Sierra Communication International LLC

15.	Technology Corporation of America, Inc.

16.	Ubiquity Software Corporation

17.	VPNet Technologies, Inc.

18.	Zang, Inc.

*	* * * * *

NY 76478816

SSL Comments Dated 1.10.17
Confidential
Subject to FRE 408

Exhibit 2
Employee Benefit / Employment and Retention / Compensation and Severance / Incentive Programs

NY 76478816